Exhibit 99.1

KULR Achieves AS9100 Certification

Certification will Strengthen KULR’s Position in Aerospace and Defense Manufacturing Sector

HOUSTON / GLOBENEWSWIRE / February 20, 2025 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leader in advanced energy management platforms, today announced their Webster, Texas headquarters facility has achieved AS9100 certification. This certification is a significant milestone confirming KULR’s commitment to quality, safety, and customer satisfaction within the aerospace and defense manufacturing sectors.

“The AS9100 certification reflects KULR’s dedication to producing the highest-quality products within the aerospace and defense industries,” said KULR Chief Technology Officer Will Walker. “With customer satisfaction at the forefront, we will continue to manufacture custom and commercial-off-the-shelf products that uphold the superior quality, safety, and reliability we are known for.”

AS9100 is the globally recognized quality management standard for organizations that design, develop, or provide aerospace, defense, and aviation products and services. With requirements set by the International Aerospace Quality Group (IAQG), achievement of the certification attests that a company has implemented a structured, process-based quality management system that enhances operational excellence and product reliability. AS9100 certification underscores KULR’s ability to produce thermal solutions that meet the demands of the aerospace and defense industries.

Through AS9100 certification, KULR is well positioned for future growth such as broadening its customer base and pursuing additional aerospace and defense partnerships. This will also enhance existing partnerships for space and military applications---such as the Company’s work with NASA, whose Johnson Space Center is located near KULR’s certified Webster headquarters facility, just outside of Houston.

KULR’s achievement also further solidifies its role as a trusted partner for mission-critical defense applications. With an elevated quality assurance framework demonstrating advanced safety and reliability, KULR will continue to provide cutting edge thermal management, vibration reduction, and battery technology solutions for defense contractors working in the most demanding of environments.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) delivers cutting edge energy storage solutions for space, aerospace, and defense by leveraging a foundation of in-house battery design expertise, comprehensive cell and battery testing suite, and battery fabrication and production capabilities. The Company’s holistic offering allows delivery of commercial-off-the-shelf and custom next generation energy storage systems in rapid timelines for a fraction of the cost compared to traditional programs. On December 4, 2024, KULR announced that its Board of Directors has agreed to include bitcoin as a primary asset in its treasury program and committed to allocating up to 90% of its surplus cash to the acquisition of bitcoin. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on April 12, 2024, as may be amended or supplemented by other reports we file with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely based on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

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KULR Technology Group, Inc.

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Email: ir@kulrtechnology.com